IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO Civil Action No. 14-cv-01243-CMA-KMT (Consolidated for all purposes with Civil Action No. 14-cv-01402-CMA-KMT) UNITED FOOD AND COMMERCIAL WORKERS UNION AND PARTICIPATING FOOD INDUSTRY EMPLOYERS TRI-STATE PENSION FUND, Individually and on behalf of all others similarly situated, Plaintiff, v. ADVANCED EMISSIONS SOLUTIONS, INC., et al., Defendants. ______________________________________________________________________ STIPULATION AND AGREEMENT OF SETTLEMENT ______________________________________________________________________

2 This Stipulation and Agreement of Settlement (“Settlement”) is made and entered into by and among (i) Lead Plaintiff, on behalf of itself and each of the Class Members, by and through Lead Counsel; and (ii) Defendants, by and through their counsel. This Settlement is intended by the Settling Parties to fully, finally and forever compromise, resolve, discharge and settle the Released Claims and result in the complete dismissal of this Action with prejudice, upon and subject to the approval of the Court and the terms and conditions herein, without any admission or concession as to the merits of any of the Settling Parties’ claims or defenses.1 WHEREAS: A. All terms with initial capitalization shall have the meanings ascribed to them in Paragraph 1 below or as otherwise defined herein. B. On May 1, 2014, plaintiff Karen Barnwell filed a class action complaint, Civil Action No. 14-cv-01243 (Dkt. 1), against Advanced Emissions Solutions, Inc. (“ADES” or the “Company”), and five of its current or former officers, Michael D. Durham, Mark H. McKinnies, C. Jean Bustard, Sharon M. Sjostrom, and Christine B. Amrhein (the “Individual Defendants”), in the United States District Court for the District of Colorado (the “Court” or “District Court”), on behalf of a putative class comprising purchasers of the Company’s common stock between March 14, 2013 and March 12, 2014, asserting claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. §§ 78j(b) and 78t(a), and Rule 10b-5 1 The terms Lead Plaintiff, Class Members, Lead Counsel, Defendants, Settling Parties, Released Claims, and Action are defined herein.

3 promulgated thereunder by the Securities and Exchange Commission (“SEC”), 17 C.F.R. § 240.10b-5. The case was assigned to the Honorable Christine M. Arguello. C. On May 19, 2014, plaintiff Evan Pawloski filed a substantially similar class action complaint, Civil Action No. 14-cv-01402 (Dkt. 1) in the same Court against ADES, and two of its current or former officers, Michael D. Durham and Mark H. McKinnies, with a proposed class period of March 14, 2013 to April 23, 2014. This case was also assigned to the Honorable Christine M. Arguello. D. On February 19, 2015, the Court consolidated the two actions, appointed United Food and Commercial Workers Union and Participating Food Industry Employers Tri-State Pension Fund (“UFCW Tri-State”) as Lead Plaintiff, and approved Lead Plaintiff’s selection of Shepherd Finkelman, Miller, & Shah, LLP as Lead Counsel and the Edgar Law Firm, LLC, as Liaison Counsel in the consolidated action (the “Action”) (Dkt. 29). E. On April 20, 2015, Lead Plaintiff filed a Consolidated Amended Class Action Complaint (“First Amended Complaint”) (Dkt. 35). The First Amended Complaint alleged: (1) that ADES and Individual Defendants Durham and McKinnies made material misrepresentations and omissions in violation of Section 10(b) and Rule 10b-5 of the Exchange Act; and (2) that Individual Defendants Durham, McKinnies, Bustard, Sjostrom, Amrhein, as well as an additional defendant, L. Heath Sampson, are liable for ADES’s primary violations of the Exchange Act as alleged “control persons” of the Company within the meaning of Section 20(a) of the Exchange Act. F. On June 19, 2015, Defendants filed a Motion to Dismiss the First Amended Complaint Under Federal Rule of Civil Procedure 12(b)(6). (Dkt. 36.) The

4 Lead Plaintiff filed a Response to the Motion to Dismiss on July 2, 2015 (Dkt. 40), and the Defendants filed a Reply in support of the Motion to Dismiss on July 16, 2015 (Dkt. 42). G. On March 7, 2016, before an order was entered on the Motion to Dismiss, the parties filed a Stipulated Motion to Stay Under D.C.COLO.LCivR 16.6 to allow them time to mediate the dispute. (Dkt. 54). On March 8, 2016, the District Court granted the parties’ Stipulated Motion to Stay (Dkt. 55). H. On May 16, 2016, the Lead Plaintiff filed a Second Amended Consolidated Class Action Complaint (“Second Amended Complaint”). The Second Amended Complaint continued to name ADES, Durham, McKinnies, Bustard, Sjostrom, Amrhein, and Sampson as Defendants, in the District Court, on behalf of a putative class comprised of purchasers of the Company’s common stock between May 12, 2011 and January 29, 2015. The Second Amended Complaint continues to assert claims under Sections 10(b) and 20(a) of the Exchange Act, and Rule 10b-5 promulgated thereunder. I. On May 24, 2016, counsel for the Lead Plaintiff, Defendants, and Defendants’ insurers participated in a mediation under the auspices of Jed Melnick of JAMS. Pursuant to Mr. Melnick’s instructions, the parties submitted detailed mediation statements in advance of the mediation session. As a result of the arm’s-length negotiations at that mediation, the parties (including Defendants’ insurers) agreed in principle to settle the Action for $3,950,000, subject to the approval of the Court. J. Lead Counsel and Lead Plaintiff have concluded, after due investigation and after carefully considering the relevant circumstances, including, without limitation, the claims asserted in the Action, the legal and factual defenses thereto, and the

5 applicable law, that (i) it is in the best interests of the Class (defined below) to enter into this Settlement in order to avoid the uncertainties of litigation and to ensure that the benefits reflected herein are obtained for the Class and (ii) the Settlement set forth herein is fair, reasonable and adequate and in the best interests of the Class Members. K. Defendants believe that they are not liable for the claims asserted against them in the Action and that they have good and meritorious defenses thereto. They have nevertheless agreed to enter into this Settlement to avoid further expense, inconvenience, and the distraction of burdensome and protracted litigation, and thereby to put to rest this controversy and avoid the risks inherent in litigation. NOW THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Settling Parties, through their respective counsel of record, that, subject to the approval of the District Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, the Private Securities Litigation Reform Act, 15 U.S.C. § 78u-4 and other conditions set forth herein, in consideration of the benefits flowing to the Settling Parties hereto, that the Action and all Released Claims as against the Released Parties shall be fully, finally and forever compromised, settled, released, discharged and dismissed with prejudice, upon and subject to the following terms and conditions: I. DEFINITIONS 1. As used in this Settlement, the following terms shall have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Settlement, the definition set forth below shall control.

6 a) “Action” means the action pending in this Court under the caption United Food and Commercial Workers Union and Participating Food Industry Employers Tri- State Pension Fund v. Advanced Emissions Solutions, Inc., et al., Case No. 14-cv- 01402-CMA-KMT (D. Colo.), including, without limitation, all cases consolidated under that caption. b) “Authorized Claimant(s)” means a Class Member that timely submits a valid Proof of Claim Form to the Claims Administrator in accordance with the requirements established by the Court, and that is approved by the Claims Administrator for payment from the Net Settlement Fund. c) “Claim(s)” means a claim submitted by a Class Member to the Claims Administrator for payment pursuant to the Plan of Allocation. d) “Claims Administrator” means Strategic Claims Services. e) “Class” means, for purposes of this Settlement, and to be certified pursuant to Fed. R. Civ. P. 23, for purposes of effectuating this Settlement only, all persons and entities who purchased or otherwise acquired the common stock of Advanced Emissions Solutions, Inc. (ticker symbol: ADES) between May 12, 2011 and January 29, 2015, both dates inclusive. Excluded from the Class are: i) Defendants, directors, officers and other employees of ADES, their families and affiliates, any entities in which any of the Defendants have a controlling interest, the legal representatives, heirs, successors, predecessors-in-interest, affiliates or assigns of any of the Defendants, and the Judge(s) to whom this case is assigned; and ii) any putative members of the Class who timely and validly exclude themselves from the Class in

7 accordance with the requirements set forth in the Mailed Notice and Rule 23 of the Federal Rules of Civil Procedure. f) “Class Distribution Order” means an order entered by the Court authorizing and directing that the Net Settlement Fund be distributed, in whole or in part, to eligible Class Members. g) “Class Member(s)” means a person or entity that is a member of the Class. h) “Class Period” means the period from May 12, 2011 and January 29, 2015, both dates inclusive. i) “Defendants” means Advanced Emissions Solutions, Inc., Michael D. Durham, Mark H. McKinnies, C. Jean Bustard, Sharon M. Sjostrom, Christine B. Amrhein and L. Heath Sampson (each is a “Defendant” and collectively referred to as the “Defendants”). j) “Defendants’ Counsel” means the law firms of Gibson, Dunn & Crutcher LLP; Fortis Law Partners LLP (counsel for ADES, Michael D. Durham, C. Jean Bustard, Sharon M. Sjostrom, Christine B. Amrhein and L. Heath Sampson), and Morrison & Foerster LLP (counsel for Mark H. McKinnies). k) “Effective Date” means the first day on which the Settlement shall become effective as set forth in ¶ 43 below. Lead Counsel shall advise Defendants’ Counsel and the Claims Administrator promptly after it has determined that it believes the Effective Date has occurred.

8 l) “Escrow Account” means an escrow account established, maintained, and controlled by the Escrow Agent, subject to Lead Counsel’s supervisory authority, into which Defendants shall deposit or cause to be deposited the Settlement Amount. m) “Escrow Agent” means the Claims Administrator. n) “Final” means, with respect to any order of the Court, including, without limitation, the Judgment, that such order represents a final and binding determination of all issues within its scope and is not subject to further review on appeal or otherwise. Without limitation, an order becomes “Final” when (i) no appeal has been filed and the prescribed time for commencing any appeal has expired; or (ii) an appeal has been filed and either (a) the appeal has been dismissed and the prescribed time, if any, for commencing any further appeal has expired, or (b) the order has been affirmed in all material respects and the prescribed time, if any, for commencing any further appeal has expired. For purposes of this paragraph, an “appeal” includes appeals as of right, discretionary appeals, interlocutory appeals, proceedings involving writs of certiorari or mandamus, and any other proceedings of like kind. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to the Class Distribution Order, the Plan of Allocation, or to the Court’s award of Lead Counsel’s fees and/or expenses shall not in any way delay or affect the time set forth above for the Judgment to become Final. o) “Final Approval Hearing” means the hearing set by the Court under Rule 23(e) of the Federal Rules of Civil Procedure to consider final approval of the Settlement, Lead Counsel’s request for an award of attorneys’ fees, and reimbursement of Litigation Expenses.

9 p) “Judgment” means the order of final judgment to be entered by the Court which, subject to the approval of the Court, shall be substantially in the form attached hereto as Exhibit B. q) “Lead Counsel” means the law firm of Shepherd, Finkelman, Miller, & Shah, LLP. r) “Lead Plaintiff” means United Food and Commercial Workers Union and Participating Food Industry Employers Tri-State Pension Fund (“UFCW Tri-State”). s) “Litigation Expenses” means the reasonable costs and expenses incurred by Lead Counsel in connection with commencing and prosecuting the Action, for which Lead Counsel intends to apply to the Court for reimbursement from the Settlement Fund. Litigation Expenses may also include reimbursement of the reasonable costs and expenses (including lost wages) of Lead Plaintiff in accordance with 15 U.S.C. § 78u- 4(a)(4). t) “Net Settlement Fund” means the Settlement Fund less: (i) any Taxes and Tax Expenses; (ii) any Notice and Administration Costs; and (iii) any attorneys’ fees and Litigation Expenses awarded by the District Court. u) “Notice” means the Notice of Pendency of Class Action and Proposed Settlement (substantially in the form attached hereto as Exhibit A-1), which is to be sent to members of the Class. v) “Notice and Administration Costs” means the costs, fees and expenses that are reasonably incurred by the Claims Administrator in connection with (i) providing notice to the Class; and (ii) administering the claims process, including, without limitation, the actual costs of publication, printing and mailing the Notice,

10 reimbursements to nominee owners for forwarding the Notice to their beneficial owners, the administrative expenses actually incurred and fees reasonably charged by the Claims Administrator in connection with identifying Class Members and providing notice and processing the submitted Claims, and the reasonable fees, if any, of the Escrow Agent. Prior to the Effective Date, the Escrow Agent, without further approval of Defendants or the Court, may pay from the Settlement Fund up to $100,000.00 in Notice and Administration Costs actually and reasonably incurred and associated with the administration of the Settlement. Prior to the Effective Date, payment of any Notice and Administration Costs exceeding $100,000.00 shall require notice to and agreement from Defendants, through Defendants’ Counsel. Subsequent to the Effective Date, without further approval by Defendants or the Court, the Settlement Fund may be used by Lead Counsel to pay reasonable and necessary Notice and Administration Costs in excess of $100,000.00. In the event that the Settlement is terminated pursuant to the terms of this Settlement, all Notice and Administration Costs properly paid or incurred, including any related fees, shall not be returned or repaid to Defendants. w) “Plan of Allocation” means the proposed plan of allocation of the Net Settlement Fund set forth in ¶ 22 below and in the Notice, or such other plan of allocation that the Court approves. The Plan of Allocation is not part of the Settlement, and Defendants and any Released Party shall have no responsibility for the Plan of Allocation or its implementation, and no liability with respect thereto. x) “Preliminary Approval Order” means the order to be entered by the Court preliminarily approving the Settlement, and directing that Notice be provided to the

11 Class, which, subject to the approval of the Court, shall be substantially in the form attached hereto as Exhibit A. y) “Proof of Claim Form” means the form provided to Class Members by the Claims Administrator for purposes of submitting a Claim, substantially in the form attached hereto as Exhibit A-3. z) “Released Claims” means any and all actions, causes of action, claims (including “Unknown Claims,” defined below), duties, debts, demands, rights, disputes, suits, matters, damages, losses, obligations, proceedings, issues, judgments, and liabilities of every nature and description whatsoever (and including, but not limited to, any claims for damages, whether compensatory, consequential, special, punitive, exemplary or otherwise, and any fees, costs, expenses, or charges), whether known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen, liquidated or unliquidated, accrued and unaccrued, matured or unmatured, at law or in equity, whether class, derivative, or individual in nature, whether or not concealed or hidden, which now exist, or heretofore have existed, or can, shall or may exist, whether arising under federal, state, common, statutory, administrative or foreign law, regulation, or at equity, that (a) Lead Plaintiff or any Class Member has asserted in this Action, or could have asserted in this Action or in any other proceeding or forum that arise out of, relate to or are based upon, the allegations, claims, transactions, facts, matters, occurrences, events, failures, representations, statements, or omissions alleged, involved, set forth, or referred to in either the First Amended Complaint or the Second Amended Complaint; (b) would have been barred by res judicata, claim preclusion, issue preclusion, or collateral estoppel had the Action been fully litigated to a final

12 judgment; and (c) were, could have been, or in the future could be, asserted in any forum or proceeding or otherwise by any Class Member that relate to the purchase, sale, acquisition or holding of ADES common stock during the Class Period. Released Claims do not, however, include claims to enforce this Settlement. aa) “Released Party” and “Released Parties” means each of the Defendants and his, her or its respective past, present or future directors, officers, employees, parents, partners, members, principals, agents, owners, fiduciaries, shareholders, related or affiliated entities, subsidiaries, divisions, accountants, auditors, attorneys, associates, consultants, advisors, insurers, co-insurers, reinsurers, trustees, estates, beneficiaries, administrators, foundations, underwriters, banks or bankers, personal or legal representatives, divisions, joint ventures, spouses, domestic partners, family members, heirs, executors, or any other person or entity acting or purporting to act for or on behalf of any of the Defendants, and each of their respective predecessors, successors and assigns, and any trusts for which any of them are trustees, settlors, or beneficiaries. bb) “Settled Defendants’ Claims” means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory, or common law, or any other law, rule, or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in the Action or any forum by Defendants, a Released Party or the Released Parties, against Lead Plaintiff, any of the Class Members, or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Action. Settled Defendants’ Claims do not, however, include claims to effectuate or to enforce this Settlement.

13 cc) “Settlement” means this Stipulation and Agreement of Settlement and the settlement contained herein. dd) “Settlement Amount” means Three Million, Nine Hundred-Fifty Thousand Dollars ($3,950,000). ee) “Settlement Fund” means the Settlement Amount plus any interest earned thereon after it is deposited into the Escrow Account. ff) “Settling Parties” means Defendants and Lead Plaintiff, on behalf of themselves and the Class. gg) “Summary Notice” means the Summary Notice of Pendency of Class Action and Proposed Settlement, which shall be substantially in the form attached hereto as Exhibit A-2, to be published as set forth in the Preliminary Approval Order. hh) “Taxes” means any taxes due and payable with respect to the income earned by the Settlement Fund, including any interest or penalties thereon. ii) “Tax Expenses” means any reasonable expenses and costs incurred in connection with the payment of Taxes or the preparation of tax returns, including, without limitation, reasonable expenses of tax attorneys and/or accountants and/or other advisors and reasonable expenses relating to the filing of or failure to file all necessary or advisable tax returns. jj) “Unknown Claims” means any and all Released Claims, of every nature and description, that Lead Plaintiff and/or any Class Member does not know or suspect to exist in his, her or its favor at the time of the release of a Released Party or the Released Parties, which, if known by him, her or it, might have affected his, her or its settlement with and release of a Released Party or the Released Parties, or might have

14 affected his, her or its decision not to object to this Settlement or not to exclude himself, herself or itself from the Class or to release the Released Claims. With respect to any Settled Defendants’ Claims, “Unknown Claims” means any and all Settled Defendants’ Claims, of every nature and description, which Defendants and the other Released Party or Released Parties do not know or suspect to exist in their favor at the time of the release of Lead Plaintiff, the Class Members, and their attorneys, which, if known by them, might have affected their decisions with respect to the release of Settled Defendants’ Claims or the Settlement. II. SETTLEMENT CONSIDERATION 2. ADES, on behalf of all Defendants, shall cause to be deposited Three Million, Nine Hundred-Fifty Thousand Dollars ($3,950,000) into the Escrow Account by wire transfer or delivery of a check by no later than thirty (30) calendar days after the later of: (i) entry of a Preliminary Approval Order by the Court, or (ii) receipt by Defendants’ Counsel from Lead Counsel of all necessary payment details to accomplish payment of the Settlement Amount by wire transfer or check, including payee name, payee mailing address, bank account number, name of bank, and bank address, a Sort Code or ABA Routing Number, the currency of the account receiving the funds, wire transfer instructions, the Tax Identification Number and an executed Form W-9. The Settlement Amount shall constitute the full and sole monetary contribution made by or on behalf of a Released Party or the Released Parties in connection with the resolution of the Action and the Settlement. If the Settlement Amount, or any portion thereof, is not deposited into the Escrow Account by the date provided for in this paragraph, the Settling Parties agree that Defendants will not be obligated to pay the Settlement

15 Amount or any portion thereof and Lead Plaintiff’s, Lead Counsel’s, and any other parties’ remedy against Defendants shall be to terminate the Settlement, in which case ¶ 44 below shall govern. III. CAFA NOTICE 3. Pursuant to the Class Action Fairness Act, 28 U.S.C. § 1715, no later than ten (10) days after the Settlement is filed with the Court, Defendants will serve proper notice of the proposed Settlement upon the appropriate representatives and, within three (3) business days thereafter, will provide written notification to Lead Counsel that they have done so. Defendants shall be responsible for all costs and expenses related to such notification. IV. RELEASES 4. Upon the Effective Date, Lead Plaintiff and each of the Class Members (on behalf of themselves and each of their respective present and former directors, officers, employees, parents, subsidiaries, related or affiliated entities, shareholders, members, divisions, partners, joint ventures, family members, spouses, domestic partners, heirs, principals, agents, owners, fiduciaries, personal or legal representatives, attorneys, auditors, accountants, advisors, banks or bankers, insurers, reinsurers, trustees, trusts, estates, executors, administrators, predecessors, successors, assigns, and any other person or entity who has the right, ability, standing, or capacity to assert, prosecute, or maintain on behalf of any Class Member any of the Released Claims (or to obtain the proceeds of any recovery therefrom)), regardless of whether that Class Member actually submits a Proof of Claim Form, seeks or obtains a distribution from the Net Settlement Fund, is entitled to receive a distribution under the Plan of Allocation

16 approved by the Court, or has objected to the Settlement, the Plan of Allocation, or Lead Counsel’s application for attorneys’ fees and Litigation Expenses, shall be deemed to have and by operation of the Judgment shall have fully, finally and forever waived, released, relinquished, discharged and dismissed each and every Released Claim against each and every Released Party. 5. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Lead Plaintiff expressly waives, and each Class Member shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, to the fullest extent permitted by law, the provisions, rights and benefits of California Civil Code § 1542, and of any U.S. federal or state law, or principle of common law or the law of any foreign jurisdiction, that is similar, comparable, or equivalent to Section 1542 of the California Civil Code, which provides, in relevant part: A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor. Lead Plaintiff and other Class Members, or certain of them, may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but Lead Plaintiff and the Class Members, and each of them, upon the Effective Date, by operation of the Judgment, shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non- contingent, whether or not concealed or hidden, that now exist or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, claims relating to conduct that is negligent, reckless,

17 intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Lead Plaintiff acknowledges, and Class Members by law and operation of the Judgment shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Claims was separately bargained for and was a material element of the Settlement. 6. Upon the Effective Date, Lead Plaintiff and each of the Class Members (on behalf of themselves and each of their respective present and former directors, officers, employees, parents, subsidiaries, related or affiliated entities, shareholders, members, divisions, partners, joint ventures, family members, spouses, domestic partners, heirs, principals, agents, owners, fiduciaries, personal or legal representatives, attorneys, auditors, accountants, advisors, banks or bankers, insurers, reinsurers, trustees, trusts, estates, executors, administrators, predecessors, successors, assigns, and any other person or entity who has the right, ability, standing, or capacity to assert, prosecute or maintain, on behalf of any Class Member, any of the Released Claims (or to obtain the proceeds of any recovery therefrom)), regardless of whether that Class Member actually submits a Proof of Claim Form, seeks or obtains a distribution from the Net Settlement Fund, is entitled to receive a distribution under the Plan of Allocation approved by the Court, or has objected to the Settlement, the Plan of Allocation, or Lead Counsel’s application for attorneys’ fees and Litigation Expenses, and in accordance with the terms of the proposed Judgment attached hereto as Exhibit B, shall have covenanted not to sue the Released Parties with respect to any Released Claims and are forever barred and enjoined from commencing, instituting, participating in,

18 maintaining, or continuing to prosecute any action or proceeding in any court of law or equity, arbitration tribunal, administrative forum, or other forum of any kind, asserting any Released Claim (including, without limitation, Unknown Claims), as well as any claims arising out of, relating to, or in connection with, the defense, settlement, or resolution of this Action against any Released Party. 7. Upon the Effective Date, each of the Released Parties, on behalf of themselves and each of their past or present subsidiaries, affiliates, parents, assigns, successors and predecessors, estates, heirs, executors, administrators, and the respective officers, directors, shareholders, agents, legal representatives, spouses and any persons or entities they represent, shall, with respect to each and every one of Settled Defendants’ Claims, release and forever discharge each and every one of the Settled Defendants’ Claims, and shall forever be enjoined from instituting, commencing, or prosecuting the Settled Defendants’ Claims. V. BAR ORDER 8. The proposed Judgment shall include, and the Settling Parties agree to the entry by the Court of an order providing for the bar order in ¶ 9 (the “Bar Order”), subject to the terms in ¶ 11 herein. 9. The Bar Order shall provide that, upon the Effective Date, except as provided in ¶ 11 below, any and all persons and entities are permanently barred and enjoined, to the fullest extent permitted by law, from commencing, prosecuting, or asserting any and all claims for contribution or indemnity (or any other claim when the alleged injury to that person or entity is their actual or threatened liability to the Class or a Class Member in the Action) based upon, relating to, arising out of, or in connection

19 with the Released Claims, against each and every one of the Released Parties, whether arising under state, federal, common, statutory, administrative or foreign law, regulation, or at equity, as claims, cross-claims, counterclaims, or third-party claims, in this Action or a separate action, in this Court or in any other court, arbitration proceeding, administrative proceeding, or other forum; and, except as provided in ¶ 11 below, the Released Parties are permanently barred and enjoined, to the fullest extent permitted by law, from commencing, prosecuting, or asserting any and all claims for contribution or indemnity (or any other claim when the alleged injury to the Released Party is their actual or threatened liability to the Class or a Class Member in the Action) based upon, relating to, or arising out of the Released Claims, against any person or entity, other than a person or entity whose liability to the Class has been extinguished pursuant to the Settlement and the Judgment, whether arising under state, federal, common, statutory, administrative, or foreign law, regulation, or at equity, as claims, cross-claims, counterclaims, or third-party claims, in this Action or a separate action, in this Court or in any other court, arbitration proceeding, administrative proceeding, or other forum. Nothing herein shall bar, release, or alter, in any way, any obligations, rights or claims among or between the Released Parties. 10. The Judgment shall also contain a provision, substantially in the form set forth in Exhibit “B” hereto, requiring that any final verdict or judgment that may be obtained by or on behalf of the Class or a Class Member against any person or entity subject to the Bar Order as defined herein be reduced by the greater of: (i) an amount that corresponds to the percentage of responsibility of any of the Defendants for common damages; or (ii) the Settlement Amount.

20 11. Notwithstanding the Bar Order in ¶ 9 above, nothing in this Settlement shall bar any action by any of the Settling Parties to enforce or effectuate the terms of this Settlement, the Preliminary Approval Order, or the Judgment. VI. USE AND TAX TREATMENT OF SETTLEMENT FUND 12. The Settlement Fund shall be held and invested in the Escrow Account as provided in ¶ 13 hereof. If the Settlement becomes Final, any interest earned on the Settlement Fund shall be for the benefit of the Class. If the Settlement does not become Final and the Settlement is terminated for any reason, within ten (10) days of termination, the Settlement Fund shall be returned pursuant to written instructions from Defendants’ Counsel, together with any interest earned on the Settlement Fund, less any Notice and Administration Costs actually incurred. 13. The Escrow Agent shall invest any funds in excess of the $100,000.00 preliminarily allocated to Notice and Administration Costs, in United States Agency or Treasury Securities having maturities of one hundred and eighty (180) days or less, money market mutual funds comprised of investments secured by the full faith and credit of the United States government, or an interest-bearing account insured by the Federal Deposit Insurance Corporation (“FDIC”), and shall collect or reinvest all interest accrued thereon. Any funds held in escrow in an amount equal to or less than $100,000.00 may be held in an interest-bearing bank account insured by the FDIC. The Released Parties and Defendants’ Counsel shall have no responsibility for, interest in, or liability with respect to the investment decisions of the Escrow Agent. The Settlement Fund and the Escrow Agent shall bear all risks related to investment of the Settlement Amount.

21 14. The Escrow Agent shall not disburse the Settlement Fund except as provided in this Settlement. 15. Subject to the terms and conditions of this Settlement, the Settlement Fund shall be used to pay: (i) Taxes and Tax Expenses; (ii) Notice and Administration Costs; and (iii) any attorneys’ fees and Litigation Expenses awarded by the Court. In no event shall the Released Parties bear any responsibility for any fees, costs or expenses beyond payment of the Settlement Amount. 16. After (i) the Judgment becomes Final, and (ii) entry by the Court of a Class Distribution Order approving distribution of the Net Settlement Fund to the Class, the Claims Administrator shall distribute the Net Settlement Fund to Authorized Claimants in accordance with the terms of such Class Distribution Order; provided, however, that any amounts in the Escrow Account necessary for payment of Taxes and Tax Expenses and/or Notice and Administration Costs shall remain in the Escrow Account for such purpose. 17. Except as provided herein, the Net Settlement Fund shall remain in the Escrow Account prior to the distribution. All funds held in the Escrow Account shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds are distributed or returned pursuant to the terms of this Settlement. 18. The Settling Parties agree that the Settlement Fund is intended to be a “qualified settlement fund” within the meaning of Treasury Regulation § 1.468B-1 and that the Claims Administrator, as “administrator” of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be solely responsible for filing or

22 causing to be filed all informational and other tax returns as may be necessary or appropriate (including, without limitation, the returns described in Treasury Regulation § 1.468B-2(k)) for the Settlement Fund. Such returns shall be consistent with this paragraph and in all events shall reflect that all Taxes on the income earned on the Settlement Fund shall be paid out of the Settlement Fund as provided by ¶ 19 herein. The Claims Administrator shall also be solely responsible for causing payment to be made from the Settlement Fund of any Taxes and Tax Expenses owed with respect to the Settlement Fund, and is authorized to withdraw, without prior order of the Court, from the Settlement Fund such amounts as are necessary to pay Taxes and Tax Expenses. Defendants will provide to the Claims Administrator the statement described in Treasury Regulation § 1.468B-3(e). However, neither the Released Parties nor Defendants’ Counsel shall have any liability or responsibility for the filing of any tax returns or other documents with the Internal Revenue Service or any other state or local taxing authority. The Claims Administrator, as “administrator” of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall timely make such elections as are necessary or advisable to carry out this paragraph, including, as necessary, making a “relation-back election,” as described in Treasury Regulation § 1.468B-1(j), to cause the qualified settlement fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith. 19. All Taxes (including any interest or penalties) and Tax Expenses shall be considered to be a cost of administration of the Settlement and shall be paid out of the Settlement Fund. The Released Parties shall not have any responsibility for, and no

23 liability with respect to, payment of any such Taxes or Tax Expenses, and shall have no responsibility for, and no liability with respect to, the acts or omissions of the Claims Administrator, Lead Counsel or their agents, with regard to Taxes and Tax Expenses. The Settling Parties agree to cooperate with each other, and their tax attorneys and accountants, to the extent reasonably necessary to carry out the terms of this Settlement with regard to Taxes and Tax Expenses. 20. If all conditions of the Settlement are satisfied and the Judgment is entered and becomes Final, no portion of the Settlement Fund will be returned to Defendants, irrespective of the number of Claims filed, the collective amount of losses of Authorized Claimants, the percentage of recovery of losses, or the amounts to be paid to Authorized Claimants from the Net Settlement Fund. If any portion of the Net Settlement Fund remains following distribution pursuant to ¶ 29 and is of such an amount that in the discretion of the Claims Administrator it is not cost effective or efficient to redistribute to the Class, then such remaining funds, after payment of any further Notice and Administration Costs and Taxes and Tax Expenses, shall be donated to a non-sectarian charitable organization(s) certified as tax-exempt under United States Internal Revenue Code Section 501(c)(3), to be designated by Lead Counsel. VII. CLASS CERTIFICATION 21. Solely for purposes of the Settlement, the Settling Parties stipulate and agree to: (a) certification of the Action as a class action pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure on behalf of the Class; (b) appointment of Lead Plaintiff as Class representative; and (c) appointment of Lead Counsel as Class counsel pursuant to Rule 23(g) of the Federal Rules of Civil Procedure.

24 VIII. PLAN OF ALLOCATION 22. The Net Settlement Fund shall be distributed to Authorized Claimants in accordance with a Plan of Allocation prepared by Lead Counsel, in conjunction with Lead Plaintiff’s damages expert and set forth in Exhibit A-1. The Released Parties and Defendants’ Counsel have had no role in the preparation of the Plan of Allocation. 23. The finality of the Settlement shall not be conditioned on any ruling by the District Court concerning the Plan of Allocation or any award of attorneys’ fees or reimbursement of Litigation Expenses. Any order or proceeding relating to a request for approval of the Plan of Allocation, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate the Settlement or affect or delay the Effective Date or the effectiveness or finality of the Judgment and the release of the Released Claims. There shall be no distribution of any of the Settlement Fund to any Class Member until the Plan of Allocation is finally approved and such order of approval is affirmed on appeal and/or is no longer subject to review by appeal or certiorari, and the time for any petition for rehearing, appeal, or review, by certiorari or otherwise, has expired. Again, and for the avoidance of doubt, the Released Parties and Defendants’ Counsel shall have no responsibility for, and no liability with respect to, the investment or distribution of the Settlement Fund. 24. The allocation of the Net Settlement Fund among Authorized Claimants is a matter separate and apart from the proposed Settlement between Defendants and Lead Plaintiff, and any decision by the Court concerning the Plan of Allocation shall not affect the validity or finality of the proposed Settlement. The Plan of Allocation is not a necessary term of this Settlement, and it is not a condition of this Settlement that any

25 particular plan of allocation be approved by the Court. None of the Settling Parties may cancel or terminate the Settlement based on this Court’s or any appellate court’s ruling with respect to the Plan of Allocation or any plan of allocation in this Action. The Released Parties shall have no responsibility for, and no liability with respect to, the allocation of the Net Settlement Fund, nor shall they object to the Plan of Allocation proposed by Lead Plaintiff. IX. ATTORNEYS’ FEES AND LITIGATION EXPENSES 25. Lead Counsel may apply to the Court for an award from the Settlement Fund of attorneys’ fees not to exceed one-third of the Settlement Fund. Litigation Expenses may include reimbursement of the expenses of Lead Plaintiff’s counsel up to $150,000.00 and Lead Plaintiff’s expenses up to $5,000.00 in accordance with 15 U.S.C. § 78u-4(a)(4). Attorneys’ fees and Litigation Expenses are not the subject of any agreement between the Settling Parties other than what is set forth in this Settlement. 26. The Released Parties will take no position on Lead Counsel’s request for attorneys’ fees or Litigation Expenses, and shall have no responsibility for, and no liability with respect to, the attorneys’ fees or Litigation Expenses that the Court may award. 27. The procedure for and amounts of any award of attorneys’ fees and Litigation Expenses, and the allowance or disallowance by the Court thereof, shall not be a condition of the Settlement. Lead Counsel shall request that its application for an award of attorneys’ fees and Litigation Expenses be considered by the Court separately from the Court’s consideration of the fairness and adequacy of the Settlement. Any order or proceedings relating to such request, or any appeal from any order relating

26 thereto or reversal or modification thereof, shall not operate to terminate the Settlement or affect the release of the Released Claims. The finality of the Settlement shall not be conditioned on any ruling by the Court concerning Lead Counsel’s application for attorneys’ fees and Litigation Expenses. 28. Within ten (10) days after both the Judgment and an order by the Court approving Lead Counsel’s attorneys’ fees and Litigation Expenses (the “Fee and Expense Order”) become Final, any awarded attorneys’ fees and Litigation Expenses shall be paid to Lead Counsel from the Escrow Account. Notwithstanding the foregoing, such attorneys’ fees and Litigation Expenses awarded by the Court may be paid immediately following entry of the Judgment and the Fee and Expense Order notwithstanding the existence of or pendency of any appeal or collateral attack on the Settlement or any part thereof or the Fee and Expense Order. In the event that the Effective Date does not occur, or the Judgment or the Fee and Expense Order is reversed or modified by a Final, non-appealable order, or the Settlement is terminated or canceled for any reason, and in the event that attorneys’ fees and Litigation Expenses have been paid out of the Escrow Account to any extent, then Lead Counsel shall be obligated and do hereby agree, within ten (10) days from receiving notice from Defendants’ Counsel or from the Court, to refund to the Escrow Account such attorneys’ fees and Litigation Expenses that have been paid, plus interest thereon at the same rate as would have been earned had those sums remained in the Escrow Account. Lead Counsel is responsible for refunding 100% of the sums to be refunded regardless of whether the sums were distributed to Plaintiff (as Lead Plaintiff’s expenses) as provided in Paragraph 25, or to other counsel.

27 X. ADMINISTRATION OF THE SETTLEMENT 29. The Claims Administrator, subject to the supervision of Lead Counsel and the jurisdiction of the Court, shall administer and calculate the Claims submitted by Class Members, oversee distribution of the Net Settlement Fund to Authorized Claimants, and perform all claims administration procedures necessary or appropriate in connection therewith. The Claims Administrator shall receive and administer Claims in accordance with the Plan of Allocation approved by the Court. The proposed Plan of Allocation is set forth in the Notice attached hereto as Exhibit A-1. 30. The Released Parties shall have no liability, obligation or responsibility whatsoever to any person, including, but not limited to, Class Members, the Escrow Agent, Lead Counsel, Lead Plaintiff, or the Claims Administrator, in connection with the Plan of Allocation, the administration of the Settlement, the investment of the Settlement Fund, the processing of claims, or the disbursement of the Settlement Fund or the Net Settlement Fund. The Settlement Fund shall indemnify and hold all Released Parties harmless for any Taxes and related expenses on the Settlement Fund of any kind whatsoever (including, without limitation, taxes payable by reason of any such indemnification), as well as for any claims related to the Plan of Allocation, the administration of the Settlement, the investment of the Settlement Fund, the processing of claims, or the disbursement of the Settlement Fund or the Net Settlement Fund. Defendants shall notify the Escrow Agent promptly if Defendants receive any notice of any claim so indemnified. 31. Within ten (10) business days of the Court’s Preliminary Approval Order, Defendants will use reasonable efforts to cause ADES’s transfer agent to provide the

28 Claims Administrator, in a computer-readable format, the last known names and addresses of all of ADES’s shareholders of record during the Class Period. 32. Lead Counsel shall cause the Claims Administrator to mail the Notice to those Class Members who may be identified through the records maintained by or on behalf of ADES, and to publish the Summary Notice, pursuant to the terms of the Preliminary Approval Order entered by the Court. 33. Any Class Member who does not timely submit a valid Proof of Claim Form by the deadline set by the Court will not be entitled to receive any distribution from the Net Settlement Fund but will, nevertheless, be bound by all of the terms of the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for therein, and will be permanently barred and enjoined from bringing any action, claim or other proceeding of any kind against any Released Party concerning any Released Claim. 34. By submitting a Claim, a Class Member shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claim, including, but not limited to, the releases and Bar Order provided for in the Judgment, and the Claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to their status as a Class Member and the validity and amount of their Claim. No discovery shall be allowed on the merits of this Action or this Settlement in connection with the processing of Proof of Claim Forms, nor shall any discovery be taken of the Released Parties in connection with such matters.

29 35. Lead Counsel will apply to the Court, with reasonable notice to Defendants, for a Class Distribution Order, inter alia: (i) approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the Claims submitted; (ii) approving payment of any outstanding Notice and Administration Costs from the Escrow Account; and (iii) if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants. 36. Payment pursuant to the Class Distribution Order shall be final and conclusive against any and all Class Members. All Class Members who did not submit a Claim or whose Claim was not approved by the Court shall be barred from participating in distributions from the Net Settlement Fund, but shall be bound by all of the terms of this Settlement, including the terms of the Judgment and the releases provided for therein, and will be permanently barred and enjoined from bringing any action, claim or proceeding of any kind against any Released Party concerning any Released Claim. 37. All proceedings with respect to the administration, processing and determination of Claims and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of Claims, shall be subject to the jurisdiction of the Court. XI. OBJECTIONS AND REQUESTS FOR EXCLUSION 38. Any member of the Class may appear at the Final Approval Hearing and show cause why the proposed Settlement should or should not be approved as fair, reasonable, adequate and in the best interests of the Class, or why the Judgment should or should not be entered thereon, and/or to present opposition to the Plan of Allocation or to the application of Lead Counsel for attorneys’ fees and reimbursement

30 of Litigation Expenses. However, no Class Member or any other person or entity shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the terms of the Plan of Allocation or the application by Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses, unless that Class Member (i) has served written objections, by hand or first-class mail, including the basis therefor, as well as copies of any papers and/or briefs in support of his, her or its position upon Lead Counsel and Defendants’ Counsel for receipt no later than twenty-one (21) days prior to the Final Approval Hearing; and (ii) filed said objections, papers and briefs with the Clerk of the United States District Court for the District of Colorado by no later than twenty-one (21) days prior to the Final Approval Hearing. Any objection must include: (a) the full name, address, and telephone number of the objecting Class Member; (b) a list and documentation of all of the Class Member’s transactions in ADES’s common stock during the Class Period, such as brokerage confirmation receipts or other competent documentary evidence of such transactions, including the amount and date of each purchase (or acquisition) or sale and the price or other consideration paid and/or received (including all income received thereon); (c) a written statement of all grounds for the objection accompanied by any legal support for the objection; (d) copies of any papers, briefs or other documents upon which the objection is based; (e) a list of all persons who will be called to testify in support of the objection; (f) a statement of whether the objector intends to appear at the Final Approval Hearing; (g) a list of other cases in which the objector or the objector’s counsel have appeared either as settlement objectors or as counsel for objectors in the preceding five years; and (h) the

31 objector’s signature, even if represented by counsel. If the objector intends to appear at the Final Approval Hearing through counsel, the objection must also state the identity of all attorneys who will appear on the objector’s behalf at the Final Approval Hearing. Any Class Member who does not make his, her or its objection in the manner provided for herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the Settlement, to the Judgment, to the Plan of Allocation or to the application by Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses. The Notice shall also state the manner in which a notice of objection should be prepared, filed and delivered. By objecting to the Settlement, the Judgment, the Plan of Allocation and/or the application by Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses, or otherwise requesting to be heard at the Final Approval Hearing, an objector shall be deemed to have submitted to the jurisdiction of the Court with respect to the person’s or entity’s objection or request to be heard and the subject matter of the Settlement, including, but not limited to, enforcement of the terms of the Settlement (including, but not limited to, the release of the Released Claims provided for in the Settlement and the Judgment). 39. A person or entity requesting exclusion from the Class must timely provide the following information to the Claims Administrator: (i) name; (ii) address; (iii) telephone number; (iv) number of shares of ADES common stock purchased (or otherwise acquired) or sold during the Class Period; (v) prices or other consideration paid or received for such ADES common stock; (vi) the date of each purchase (or acquisition) or sale transaction; and (vii) a statement that the person or entity wishes to

32 be excluded from the Class. Unless otherwise ordered by the Court, any Class Member who does not timely submit a written request for exclusion as provided by this Paragraph shall be bound by the Settlement. Lead Plaintiff shall request that any requests for exclusion must be received by the Claims Administrator no later than twenty-one (21) days prior to the Final Approval Hearing. 40. The Claims Administrator shall scan and electronically send copies of all requests for exclusion in PDF format (or such other format as shall be agreed upon) to Defendants’ Counsel and to Lead Counsel expeditiously (and not more than two (2) days) after the Claims Administrator receives such a request. Lead Counsel shall provide Defendants’ Counsel, within two (2) days after the expiration of the request for exclusion deadline, copies of all requests for exclusion of any Class Members who will be identified to the Court as having validly and timely requested exclusion from the Class. Lead Counsel will submit to the Court a final list of all persons or entities who have requested exclusion from the Class, and shall certify that copies of all requests for exclusion received by the Claims Administrator have been provided to Defendants’ Counsel, at least two (2) days before the Final Approval Hearing. XII. PRELIMINARY APPROVAL OF THE SETTLEMENT 41. Promptly after execution of this Settlement, Lead Plaintiff, by and through Lead Counsel, with Defendants’ Counsel’s consent, shall submit the Settlement together with its exhibits, to the Court and shall move for entry of the Preliminary Approval Order, among other things, preliminarily (a) approving the Settlement, (b) approving the contents and method of distribution of the Notice and Summary Notice, (c) approving the contents of the Proof of Claim Form, and (d) setting a date for the

33 Final Approval Hearing. To permit compliance with the settlement notice requirements of the Class Action Fairness Act, the Final Approval Hearing shall take place no earlier than one hundred (100) days after the Court enters the Preliminary Approval Order. XIII. JUDGMENT APPROVING THE SETTLEMENT 42. Lead Plaintiff, by and through Lead Counsel, with Defendants’ Counsel’s consent, shall request that the Court, if it approves the Settlement following the Final Approval Hearing, enter the Judgment. The Settlement is expressly conditioned upon, among other things, the entry of a Judgment substantially in the form attached hereto as Exhibit B and in all respects consistent with this Settlement. XIV. EFFECTIVE DATE OF THE SETTLEMENT, AND TERMINATION 43. The Effective Date of the Settlement shall be the first date by which all of the following have occurred: a) The Court has entered the Preliminary Approval Order; b) ADES has caused the Settlement Amount to be deposited into the Escrow Account; c) Defendants have not exercised their option to terminate the Settlement pursuant to ¶ 45 herein; d) The Court has approved the Settlement following notice to the Class and the Final Approval Hearing in accordance with Rule 23 of the Federal Rules of Civil Procedure, and has entered the Judgment; and e) The Judgment has become Final, as defined in ¶ I 1(n) herein. 44. Defendants and Lead Plaintiff each shall have the right to terminate the Settlement by providing written notice of their election to do so to the other within twenty

34 (20) days of the date on which: (a) the Court refuses to approve this Settlement, or the terms contained herein, in any material respect; (b) the Court declines to enter the Preliminary Approval Order in any material respect; (c) the Court refuses to grant final approval of this Settlement, or any material part of it; (d) the Court declines to enter the Judgment in any material respect; (e) any appellate court refuses to approve the Judgment in any material respect in such a way that the Court cannot, on remand from such an appeal, enter the Judgment; (f) the Effective Date of the Settlement does not occur; or (g) the payment of the Settlement Amount is not satisfied in accordance with the terms herein. In addition, Defendants may also terminate the Settlement in accordance with ¶ 45. The foregoing list is not intended to limit or impair the Settling Parties’ rights under the law of contracts of the State of Colorado with respect to any breach of this Settlement (except as provided in ¶ 2 hereof). In the event the Settlement is terminated, the provisions of this Paragraph and of ¶¶ 12, 13, 14, 15, 17, 19, 28, 30, 46, 47, 51, 53, 54, 60, 63, 64, 65, 66, and 67 shall survive termination. If the Settlement does not become Final or is terminated for any reason, within ten (10) days of termination, the Settlement Fund shall be returned to Defendants pursuant to written instructions from Defendants’ Counsel, together with any interest earned on the Settlement Fund, less any Notice and Administration Costs actually and reasonably incurred. 45. Defendants shall have the option to terminate the Settlement in the event that the aggregate number of total shares of ADES common stock purchased or acquired during the Class Period by persons or entities who would otherwise be entitled to participate in the Settlement as Class Members, but who timely and validly request

35 exclusion in accordance with the terms of this Settlement, equals or exceeds the threshold (the “Opt-Out Threshold”) as calculated pursuant to a separate agreement (the “Supplemental Agreement”) executed between Lead Counsel and Defendants’ Counsel, which is incorporated by reference into this Settlement. The Opt-Out Threshold may be disclosed in camera to the Court for purposes of approval of the Settlement, as may be required by the Court, but such disclosure shall be carried out to the fullest extent possible in accordance with the practices of the Court so as to maintain the confidentiality of the Opt-Out Threshold. 46. Except as otherwise provided herein, in the event the Settlement is terminated, the Settling Parties reserve their rights to proceed in all respects as if this Settlement had not been entered into and without any prejudice in any way from the negotiation, fact or terms of this Settlement. If the Settlement is terminated, the Settling Parties shall be restored to their respective positions in the Action as of March 8, 2016, the date the Court entered its Order granting the parties’ Stipulated Motion to Stay this proceeding pending settlement discussions. Any order certifying a class in this Action for purposes of this Settlement prior to termination shall be null and void and a class shall not be considered certified for purposes of further litigation. The Settling Parties will, in good faith, propose a new case schedule for the completion of briefing on any motion to dismiss the Second Amended Complaint, class certification briefing, discovery and other pretrial proceedings and for the trial of this Action. XV. NO ADMISSION OF WRONGDOING 47. Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Settlement, including its

36 exhibits, all negotiations, discussions, drafts and proceedings in connection with the Settlement, and any act performed or document signed in connection with the Settlement: a) shall not be offered or received against the Released Parties, Lead Plaintiff or the other Class Members as evidence of, or be deemed to be evidence of, any presumption, concession or admission by any of the Released Parties or by Lead Plaintiff or the other Class Members with respect to the truth of any fact alleged by Lead Plaintiff or the validity, or lack thereof, of any claim that has been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault or wrongdoing of the Released Parties; b) shall not be offered or received against the Released Parties as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Released Party, or against Lead Plaintiff or any of the other Class Members as evidence of any infirmity in the claims of Lead Plaintiff and the other Class Members; c) shall not be offered or received against the Released Parties, Lead Plaintiff or the other Class Members as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Released Parties, Lead Plaintiff or the other Class Members, in any

37 arbitration proceeding or other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Settlement; provided, however, that if this Settlement is approved by the Court, the Released Parties may refer to the Settlement and the Judgment in any action that may be brought against them to effectuate the liability protection granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law; d) shall not be construed against the Released Parties, Defendants’ Counsel, Lead Counsel or Lead Plaintiff or the other Class Members as an admission or concession that the consideration to be paid hereunder represents the amount which could be or would have been recovered after trial or that any damages potentially recoverable in the Action would have exceeded or would have been less than the Settlement Amount; and e) shall not be construed as or received in evidence as an admission, concession or presumption against Lead Plaintiff or the other Class Members, or any of them, that any of their claims are without merit; and f) shall not be construed as or received in evidence as an admission, concession or presumption against the Released Parties that class

38 certification is appropriate in this Action, except for purposes of this Settlement. 48. Defendants have denied, and continue to deny, each and every claim and contention alleged in the Action and affirm that they have acted properly and lawfully at all times. Further, Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action and deny that they ever engaged in or committed any fraud, wrongdoing, improper conduct, violation of law, or breach of duty whatsoever. Defendants also have denied, and continue to deny, inter alia, that there were any materially false or misleading statements or material omissions in any of Defendants’ public statements, including their filings with the SEC, and that Lead Plaintiff or any Class Member has suffered damage or harm of any kind. Had the terms of this Settlement not been reached, Defendants would have continued to contest vigorously Lead Plaintiff’s allegations, and Defendants maintain that they had and have meritorious defenses to all claims alleged in the Action. XVI. MISCELLANEOUS PROVISIONS 49. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein. 50. The Settling Parties intend this Settlement to be a final and complete resolution of all disputes asserted or that could be asserted by Lead Plaintiff or any other Class Members in the Action or with respect to all Released Claims. Except in the event of termination of this Settlement, Lead Plaintiff and Defendants agree not to

39 assert, under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule or regulation, that the Action was brought or defended in bad faith or without a reasonable basis. The Settling Parties agree that the Settlement Amount and the other terms of the Settlement were negotiated at arm’s length and in good faith by the Settling Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with their respective experienced legal counsel. 51. While maintaining their positions that the claims and defenses asserted in the Action are meritorious, Lead Plaintiff and Lead Counsel, on the one hand, and Defendants and Defendants’ Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the other’s business, conduct, or reputation or that of their counsel based on the subject matter of the Action. 52. This Settlement may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all Settling Parties or their successors-in-interest. After prior notice to the Court, but without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Settlement. 53. The headings herein are used for the purpose of convenience only and are not meant to have legal effect. 54. Neither the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the truth or validity of any Released Claim, any allegations or claims made in the Action, or of any purported wrongdoing or liability

40 of any of the Released Parties; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any liability, negligence, fault, omission, or wrongdoing as against any of the Released Parties in any civil, criminal or administrative proceeding in any court, any arbitration proceeding or any administrative agency or other tribunal, other than in such proceedings as may be necessary to consummate or enforce the Settlement or the Judgment. 55. The waiver by one party of any breach of this Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Settlement. The provisions of this Settlement may not be waived except by a writing signed by the affected party, or counsel for that party. 56. This Settlement, including its exhibits and the Supplemental Agreement, which are material parts thereof, constitute the entire agreement among the Settling Parties, and no representations, warranties or inducements have been made to any party concerning this Settlement, its exhibits, or the Supplemental Agreement, other than the representations, warranties and covenants contained and memorialized in such documents. It is understood by the Settling Parties that, except for the matters expressly represented herein, the facts or law with respect to which this Settlement is entered into may turn out to be other than, or different from, the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of the facts or law turning out to be so different, and agrees that this Settlement shall be in all respects effective and not subject to termination by reason of any such different facts or law.

41 57. This Settlement may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail. All executed counterparts and each of them shall be deemed to be one and the same instrument. 58. Lead Plaintiff agrees that it will use its best efforts to obtain all necessary approvals of the Court required by this Settlement, and Defendants agree to provide such support as may be reasonably requested by Lead Plaintiff or Lead Counsel. 59. Each signatory to this Settlement represents that he or she has authority to sign this Settlement on behalf of Lead Plaintiff or Defendants, as the case may be, and that they have the authority to take appropriate action required or permitted to be taken, pursuant to this Settlement, to effectuate its terms. Lead Plaintiff and Lead Counsel also represent and warrant that none of Lead Plaintiff’s claims or causes of action referred to herein, or that could have been alleged in the Action, have been assigned, encumbered, hypothecated, conveyed, transferred, or in any manner granted or given, in whole or in part, to any other person or entity. 60. This Settlement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto, including all Released Parties, and any corporation, partnership, or other entity into or with which any party hereto may merge, consolidate or reorganize. 61. Any notice required by this Settlement shall be submitted by overnight mail and e-mail to each of the signatories below. 62. The administration, consummation and enforcement of the Settlement shall be under the authority of the Court and the Settling Parties intend that the Court

42 retain jurisdiction for the purpose of, inter alia, entering orders, providing for awards of attorneys’ fees and Litigation Expenses, and enforcing the terms of the Settlement. 63. The construction, interpretation, operation, effect and validity of this Settlement, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of Colorado without regard to that State’s choice-of-law principles, except to the extent that federal law requires that federal law governs. 64. To the extent there are disputes regarding the interpretation of any term of this Settlement, the Settling Parties will attempt to resolve any such dispute in good faith, including, if necessary, through further mediation discussions with Jed Melnick. If the Settling Parties fail to resolve the dispute, or in the event of a breach of the terms of the Settlement, any non-breaching Settling Party shall be entitled to bring an action seeking to enforce those provisions, and the exclusive forum for any such action shall be this Court. The prevailing Settling Party in any such action to enforce these provisions of the Settlement shall be entitled to recover their reasonable attorneys’ fees and expenses incurred in connection with remedying the breach. 65. This Settlement shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arm’s-length negotiations among the Settling Parties and all Settling Parties have contributed substantially and materially to the preparation of this Settlement. 66. Nothing in this Settlement, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client

43 privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between Lead Plaintiff’s Counsel and Defendants’ Counsel in connection with this Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum. 67. Except where specifically noted, all time periods set forth in this Settlement will be computed in calendar days and pursuant to the terms of Rule 6(a) of the Federal Rules of Civil Procedure.

44 IN WITNESS WHEREOF, the Settling Parties hereto have caused this Settlement to be executed, by their duly authorized attorneys, as of June 30, 2016. SHEPHERD, FINKELMAN, MILLER & SHAH, LLP s/ James E. Miller James E. Miller Laurie Rubinow 65 Main Street Chester, CT 06412 Telephone: (860) 526-1100 Facsimile: (866) 300-7367 Email: jmiller@sfmslaw.com Email: lrubinow@sfmslaw.com Nathan Zipperian 1625 N. Commerce Pkwy., Suite 320 Ft. Lauderdale, FL 33326 Telephone: (954) 515-0123 Facsimile: (866) 300-7367 Email: nzipperian@sfmslaw.com Valerie L. Chang Chiharu Sekino 401 West A Street, Suite 2350 San Diego, CA 92101 Telephone: (619) 235-2416 Facsimile: (866) 300-7367 Email: vchang@sfmslaw.com Email: csekino@sfmslaw.com EDGAR LAW FIRM, LLC David W. Edgar (Bar No. 41956) The Spectrum Building 1580 Lincoln Street, Ste. 1100 Denver, CO 80203 Tel: (720) 529-0505 Facsimile: (303) 486-0001 Email: dwe@edgarlawfirm.com Attorneys for Lead Plaintiff, The United Food and Commercial Workers Union GIBSON, DUNN & CRUTCHER LLP s/ Gregory J. Kerwin Gregory J. Kerwin Allison K. Kostecka 1801 California Street, Suite 4200 Denver, CO 80202 Telephone: (303) 298-5700 Facsimile: (303) 313-2829 Email: gkerwin@gibsondunn.com Email: akostecka@gibsondunn.com FORTIS LAW PARTNERS LLC Stephen M. DeHoff Jeffrey M. Brenman 1900 Wazee Street, Suite 300 Denver, CO 80202 Telephone: (720) 904-6009 Facsimile: (303) 675-5200 Email: sdehoff@fortislawpartners.com Email: jbrenman@fortislawpartners.com Attorneys for Defendants Advanced Emissions Solutions, Inc., Michael D. Durham, C. Jean Bustard, Sharon M. Sjostrom, Christine B. Amrhein, and L. Heath Sampson

45 and Participating Food Industry Employers Tri-State Pension Fund MORRISON & FOERSTER LLP s/ Steven M. Kaufmann Steven M. Kaufmann Nicole K. Serfoss 370 Seventeenth Street, Suite 4200 Denver, CO 80202 Telephone: (303) 592-2246 Facsimile: (303) 592-1520 Email: skaufmann@mofo.com Email: nserfoss@mofo.com Attorneys for Defendant Mark H. McKinnies

46 CERTIFICATE OF SERVICE I hereby certify that on [date], a true and correct copy of the foregoing STIPULATION AND AGREEMENT OF SETTLEMENT was served via the ECF/PACER system on counsel of record. s/